UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2016

PARK CITY GROUP INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-34941	37-1454128
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

299 South Main Street, Suite 2370, Salt Lake City, UT 84111
(Address of principal executive offices)

(435) 645-2000
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 26, 2016, Park City Group, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1- Election of Directors

	For	Against	Abstain	Not Voted
Randall K. Fields	13,434,428	91,516	227,631	4,824,052
Robert W. Allen	13,506,612	19,332	227,631	4,824,052
William S. Kies, Jr.	12,492,030	1,033,914	227,631	4,824,052
Richard Juliano	12,602,512	923,432	227,631	4,824,052
Austin F. Noll, Jr.	12,843,710	682,234	227,631	4,824,052
Ronald C. Hodge	12,951,656	574,288	227,631	4,824,052

The Company’s Directors are elected by a plurality of the votes cast. Accordingly, each of the nominees named above was elected to serve on the Company’s Board of Directors until the 2017 annual meeting of stockholders, or until their successors are elected and qualified.

Proposal No. 2- Advisory Vote to Approve the Compensation paid to Named Executive Officers (“Say-On-Pay-Proposal”).

For	Against	Abstain	Not Voted
13,004,675	734,941	13,959	4,824,052

The Say-On-Pay Proposal required the affirmative vote of a majority of the votes present at the Annual Meeting, either in person or by proxy, to be approved. Accordingly, the Company’s stockholders voted, on an advisory basis, in favor of the compensation paid to the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on September 15, 2016.

Proposal No. 3- Ratification of Appointment of Auditors

For	Against	Abstain	Broker Non-Vote
18,529,884	421,228	6,515	–

The vote required to approve this Proposal was the affirmative vote of a majority of the votes cast at the Annual Meeting. Accordingly, stockholders ratified the appointment of Haynie & Company as the Company’s registered public accounting firm auditors for the fiscal year ending June 30, 2017.

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on September 15, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK CITY GROUP INC.

Date: October 26, 2016	By:	/s/ Edward L. Clissold
Edward L. Clissold General Counsel, Secretary